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                                                                    EXHIBIT 4.18



                            Subscription Agreement

                           FOR CONVERTIBLE DEBENTURE

                                 AND WARRANTS


     SUBSCRIPTION AGREEMENT (the "AGREEMENT") dated as of September 6, 2000 among Insynq, Inc., a Delaware corporation ("COMPANY"), and TCA Investments, Inc. (the "INVESTOR").

     WHEREAS, the Company desires to sell to the Investor, and the Investor desires to purchase: (a) a thirty (30) day convertible debenture (the "DEBENTURE"), in substantially the form attached hereto as EXHIBIT 1, bearing interest at the current Bank of America prime rate plus 1/2%, and of which the principal amount and accrued interest, if any, thereon is convertible (at a conversion rate of (a) $1.00 per share or (b) sixty percent (60%) of the average bid price, whichever is less on the date of conversion) into shares of the Company's Common Stock, $.001 par value (the "COMMON STOCK"); and (b) five (5) year warrants covering 125,000 shares of Common Stock at an exercise price of $1.00 per share, in substantially the form attached hereto as EXHIBIT 2 (the "WARRANTS"); and

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

     1.  PURCHASE AND SALE OF SECURITIES.

     1.1. SALE AND ISSUANCE OF PURCHASED SECURITIES. The Company shall sell to the Investor and the Investor shall purchase from the Company: (a) the Debenture, in substantially the form attached hereto as EXHIBIT 1, bearing interest at the current Bank of America prime rate plus 1/2%, and of which the principal amount and accrued interest, if any, thereon is convertible at a conversion rate of (a) $1.00 per share or (b) sixty percent (60%) of the average bid price, whichever is less on the date of conversion into shares of the Company's Common Stock, and (b) Warrants covering 125,000 shares of Common Stock, all for an aggregate purchase price of $125,000. The Debenture (which shall also refer herein to the shares of Common Stock into which the Debenture is convertible and the shares to be issued as payment of interest on the Debenture, except when the context indicates otherwise) and Warrants are referred to herein collectively as the "PURCHASED SECURITIES", and all shares of Common Stock subject to the Debenture and Warrants are hereinafter referred to as "Underlying Shares."

     1.2. CLOSING. The purchase and sale of the Purchased Securities hereunder shall take place at a closing (the "CLOSING DATE") on or before September 11, 2000. At the Closing:

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          (a) the Investor at such Closing shall deliver to the Company, by wire transfer, cashier's checks or certified checks from a bank acceptable to the Company, or such other method of payment as the Company shall approve, an amount equal to the purchase price of the Purchased Securities; and

          (b) the Company shall issue and deliver to the Investor at such Closing (i) an executed Debenture and (ii) a Warrant Agreement representing the Warrants to be issued by the Company and purchased by the Investor; and

          (c) each of the parties shall deliver an executed copy of this Agreement.

     The parties agree that for purposes of allocating the price paid for the Purchased Securities, the Warrants have a nominal value.

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Investor as follows:

     2.1. CORPORATE ORGANIZATION; AUTHORITY; DUE AUTHORIZATION.

          (a) The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation,
(ii) has the corporate power and authority to own or lease its properties as and in the places where such business is now conducted and to carry on its business as now conducted and (iii) is duly qualified and in good standing as a foreign corporation authorized to do business in every jurisdiction where the failure to so qualify, individually or in the aggregate, would have a material adverse effect on the operations, prospects, assets, liabilities, financial condition or business of the Company (a "COMPANY MATERIAL ADVERSE EFFECT").

          (b) The Company (i) has the requisite corporate power and authority to execute, deliver and perform this Agreement and the other agreements contemplated hereby to which it is a party and to incur the obligations herein and therein and (ii) has been authorized by all necessary corporate action to execute, deliver and perform this Agreement and the other agreements contemplated hereby to which it is a party and to consummate the transactions contemplated hereby and thereby (the "CONTEMPLATED TRANSACTIONS"). This Agreement and each of the other agreements contemplated hereby to which the Company is a party is a valid and binding obligation of the Company enforceable in accordance with its terms.

     2.2. VALIDITY OF PURCHASED SHARES. The issuance of the Purchased Shares has been duly authorized, and when issued, sold and delivered in accordance with the terms and for the consideration expressed herein, the Purchased Shares shall be validly issued, fully paid and non-assessable.

     2.3. COMMON STOCK ISSUABLE UPON CONVERSION OF DEBENTUIRE AND EXERCISE OF
PURCHASED WARRANTS.   The issuance of the shares of Common Stock (the
"UNDERLYING SHARES") issuable upon conversion of the Debenture (including any interest payment in Common Stock) and exercise of the Purchased Warrants has been duly

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authorized and the Underlying Shares have been, and at all times prior to such conversion or exercise will have been, duly reserved for issuance upon such conversion or exercise and, when so issued, will be validly issued, fully paid and non-assessable. The Underlying Shares shall be covered by the provisions of paragraphs 5.1 and 5.2 of this Agreement.

     3. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor represents and warrants to the Company as follows:

     3.1. AUTHORIZATION. When executed and delivered by the Investor, this Agreement will constitute the valid and binding obligation of the Investor.

     3.2. BROKERS AND FINDERS. The Investor has not retained any investment banker, broker or finder in connection with the Contemplated Transactions.

     4.    SECURITIES LAWS.

     4.1.  SECURITIES LAWS REPRESENTATIONS AND COVENANTS OF INVESTOR.

           (a) The Investor is making this Agreement in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement the Investor hereby confirms, that the Purchased Securities to be received by the Investor will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof such that the Investor would constitute an "underwriter" under the Securities Act, and that the Investor has no present intention of selling, granting any participation in or otherwise distributing the Purchased Securities. By executing this Agreement, Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to, any of the Purchased Securities.

           (b) Each Investor understands and acknowledges that the offering of the Purchased Securities pursuant to this Agreement will not be registered under the Securities Act or qualified under any Blue Sky Laws on the grounds that the offering and sale of the Purchased Securities are exempt from registration and qualification, respectively, under the Securities Act and the Blue Sky Laws, and that the Company's reliance upon such exemption is predicated upon the Investor's representations set forth in this Agreement.

           (c) The Investor covenants that, unless the Debentures the Warrants, the Underlying Shares or any other shares of capital stock of the Company received in respect of the foregoing have been registered pursuant to the registration rights granted hereunder, the Investor, will not dispose of such securities unless and until the Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with an opinion of counsel reasonably satisfactory in form and substance to the Company to the effect that (x) such disposition will not require registration under the Securities Act and (y) appropriate action necessary for compliance with the Securities Act and any applicable state, local or foreign law has been taken; PROVIDED, HOWEVER, that the Investor may dispose of such securities

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without providing the opinion referred to above if the Company has been provided with adequate assurance, to its satisfaction, that such disposition is made in compliance with Rule 144 under the Securities Act (or any similar or analogous rule) and any applicable state, local or foreign law.

           (d) In connection with the investment representations made herein, the Investor represents that (i) the Investor is able to fend for itself in the transactions contemplated herein; (ii) the Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Investor's prospective investment in the Purchased Securities; (iii) the Investor has the ability to bear the economic risks of the Investor's prospective investment and can afford the complete loss of such investment; (iv) the Investor has been furnished with and has had access to such information together with the opportunity to obtain such additional information as it has requested to verify the accuracy of the information supplied; and (v) the Investor has had access to officers of the Company and an opportunity to ask questions of and receive answers from such officers and has had all questions that have been asked by the Investor satisfactorily answered by the Company.

           (e) The Investor further represents by execution of this Agreement that the Investor qualifies as an "accredited investor" as such term is defined under Rule 501 promulgated under the Securities Act. The Investor further represents by execution of this Agreement that it has not been organized for the purpose of purchasing the Purchased Securities.

           (f) By acceptance hereof, the Investor agrees that the Debenture, Warrants, the Underlying Shares and any shares of capital stock of the Company received in respect of the foregoing held by it may not be sold by the Investor without registration under the Securities Act or an exemption therefrom, and therefore the Investor may be required to hold such securities for an indeterminate period.

           (g) The Investor agrees that it and its affiliates shall not hold a short position or engage in short sales or other hedging transactions relating to the Common Stock of the Company.

     4.2. LEGENDS. All certificates for the Purchased Securities, the Warrants, the Debentures and the shares of Common Stock issued or issuable upon the exercise or conversion thereof, and each certificate representing any shares of capital stock of the Company received in respect of the foregoing, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise and each certificate for any such securities issued to subsequent transferees of any such certificate (unless otherwise permitted herein) shall bear the following legend:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE [SECURITIES REPRESENTED BY THIS WARRANT] HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE LAW. SUCH SHARES [WARRANTS] MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN OPINION

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SATISFACTORY TO THE COMPANY THAT NN EXEMPTION THEREFROM UNDER SUCH ACTS ARE
AVAILABLE FOR ANY SUCH SALE OR TRANSFER."

     In addition, such certificates shall bear any legend that, in the opinion of the Company's counsel, is required pursuant to any state, local or foreign law governing the Purchased Securities, the Debentures, the Warrants or the Underlying Shares.

     5.   ADDITIONAL COVENANTS OF THE COMPANY.

     5.1  DEMAND REGISTRATION.

          (a) No later than September 25, 2000, the Company shall effect a registration with respect to all of the Underlying Shares subject to the Debenture and the Warrant, and the Company shall:

                (i) within 10 days prior to the filing of the registration statement, promptly give written notice of the proposed registration to the Investor; and

                (ii) as soon as practicable use its best efforts to register (including, without limitation, the execution of an undertaking to file post-effective amendments and any other governmental requirements) all Underlying Shares subject to the Debenture and the Warrant which the Investor notifies the Company in writing within fifteen (15) days of receipt of the notice that it wishes to register; provided, that the Company shall not be obligated to file a registration statement:

                        (A)  prior to September 25, 2000 ;

                        (B) within 120 days following the effective date of any registered offering of the Company's securities to the general public in which the Investor shall have been able effectively to register all Underlying Shares as to which registration shall have been requested; and

                        (C)  after the Company has effected one such
registration and such registration has been declared or ordered effective, except as provided in Section 5.2.

     Subject to the foregoing clauses (A) through (C), the Company shall file a registration statement covering the Underlying Shares so requested to be registered as soon as practical, but in any event no later than September 25, 2000 and shall use reasonable best efforts to have such registration statement promptly declared effective by the Commission. Investor shall be entitled to have the Underlying Shares registered on such registration statement prior to the time it is able to convert the Debenture into Underlying Shares and prior to the time it is able to exercise the Warrant for Underlying Shares.

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     5.2.  PIGGYBACK REGISTRATION.

           (a) If at any time or from time to time, the Company shall determine to register any of its securities, for its own account or the account of any other holders of its Common Stock, other than a registration relating solely to employee benefit plans, or a registration relating solely to an SEC Rule 145 transaction, a transaction relating solely to the sale of debt or convertible debt instruments or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Underlying Shares, the Company will:

                (i) give to the Investor written notice thereof as soon as practicable prior to filing the registration statement; and

                (ii) include in such registration and in any underwriting involved therein, all the Underlying Shares specified in a written request or requests, made within fifteen (15) days after receipt of such written notice from the Company, by the Investor, except as set forth in subsection (b) below.

           (b) If the registration is for a registered public offering involving an underwriting, the Company shall so advise the Investor as a part of the written notice given hereunder. In such event, the right of the Investor to registration pursuant to this Section 5.2 shall be conditioned upon the Investor's participation in such underwriting and the inclusion of the Investor's Underlying Shares in the underwriting to the extent provided herein. The Investor shall (together with the Company and the other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 5.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Underlying Shares to be included in the registration and underwriting. The Company shall so advise the Investor and the other shareholders distributing their securities through such underwriting pursuant to piggyback registration rights similar to this
Section 5.2, and the number of shares of Underlying Shares and other securities that may be included in the registration and underwriting shall be allocated among the Investor and other shareholders in proportion, as nearly as practicable, to the respective amounts of Underlying Shares held by the Investor and other securities held by other shareholders at the time of filing the registration statement. If the Investor disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any Underlying Shares excluded or withdrawn from such underwriting shall be withdrawn from such registration.

     5.3 EXPENSES OF REGISTRATION. All expenses incurred in connection with one registration hereof including without limitation all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and expenses of any special audits of the Company's financial statements incidental to or required by such registration, shall be borne by the Company, except that the Company shall not be required to

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pay underwriters' fees, discounts or commissions relating to Underlying Shares or fees of a separate legal counsel of the Investor.

     6.   MISCELLANEOUS.

     6.1. ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS. This Agreement, the Warrants, the Debentures and the registration rights contained herein constitute the entire contract between the parties relative to the subject matter hereof and no party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein. Any previous agreement among the parties with respect to the sale of the Purchased Securities is superseded by this Agreement and the Exhibits attached hereto. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties. Except as expressly provided herein, nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     6.2. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Notwithstanding any right of the Investor fully to investigate the affairs of the Company and notwithstanding any knowledge of facts determined or determinable by the Investor pursuant to such right of investigation or right of investigation, each Investor has the right to rely fully upon the representations, warranties, covenants and agreements of the Company contained in this Agreement or in any documents delivered pursuant to this Agreement. All such representations and warranties of the Company shall survive the execution and delivery of this Agreement and the Closing hereunder and shall continue in full force and effect until the lapse of any applicable statute of limitations (taking into account any waiver or tolling thereof) with respect to claims which may arise thereunder or relate thereto shall have run and the provisions of this Section 6.2 shall constitute a waiver by the Company of any such applicable statute of limitations.

     6.3. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law. Each party hereby irrevocably consents and submits to the jurisdiction of any Washington State or United States Federal Court sitting in the State of Washington, County of Pierce, over any action or proceeding arising out of or relating to this Agreement and irrevocably consents to the service of any and all process in any such action or proceeding by registered mail addressed to such party at its address specified in Section 8(b). Each party further waives any objection to venue in Washington and any objection to an action or proceeding in such state and county on the basis of forum non conveniens. Each party also waives any right to trial by jury.

     6.4. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     6.5. HEADINGS. The headings of the sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

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     6.6.  NOTICES.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery and if a fax number has been provided, upon delivery (with answerback confirmed), addressed to a party at its address and the fax number, if any, shown below or at such other address and fax number as such party may designate by three days advance notice to the other party.

Any notice to the Investor shall be sent to:

     TCA Invesments, Inc.
     5433 Westheimer, Suite 500
     Houston, Texas  77056
     Fax Number:  (713) 439-0333
     Attention:  Franklin C. Fisher, Jr.

Any notice to the Company shall be sent to:

     InsynQ, Inc.
     1101 Broadway Plaza
     Tacoma, WA 98402
     Fax Number:  253-404-3842
     Attention:  John P. Gorst, Chief Executive Officer

     with a copy to:

     Locke Liddell & Sapp LLP
     2200 Ross Avenue, Suite 2200
     Dallas, Texas  75201
     Fax Number:  (24) 740-8800
     Attention:.  Lisa A. Genecov, Esq.

     6.7. RIGHTS OF TRANSFEREES. Any and all rights and obligations of the Investor herein incident to the ownership of Purchased Securities shall pass successively to all subsequent transferees of such Purchased Securities until extinguished pursuant to the terms hereof.

     6.8. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or any other provision of this Agreement.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INSYNQ, INC.



By: _________________________________
      John P. Gorst
Its:  Chief Executive Officer

TCA INVESTMENTS, INC.


By: _________________________________

Its:_________________________________

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